EXHIBIT 22.1
Subsidiary Guarantors and Issuers of Guaranteed Securities and Affiliates Whose Securities Collateralize Securities of the Registrant
Guaranteed Securities

The following securities (collectively, the “T-Mobile USA Senior Notes”) issued by T-Mobile USA, Inc., a Delaware corporation and wholly-owned subsidiary of T-Mobile US, Inc. (the “Company”), were outstanding as of March 31, 2022, including those that may no longer be subject to reporting as provided by Regulation S-X Rule 13-01:

Description of Notes
2.250% senior notes due 2026
2.625% senior notes due 2026
5.375% senior notes due 2027
5.375% senior notes due 2027-1 held by affiliate(1)
4.750% senior notes due 2028
4.750% senior notes due 2028-1 held by affiliate
2.625% senior notes due 2029
3.375% senior notes due 2029
2.875% senior notes due 2031
3.500% senior notes due 2031
(1)Subsequent to December 31, 2021, T-Mobile USA repaid at maturity on April 15, 2022 the full $1.25 billion outstanding principal amount of its 5.375% Senior Notes due 2027-1, the maturity date of which was amended pursuant to the Financing Matters Agreement, dated as of April 29, 2018, between T-Mobile USA and Deutsche Telekom.

The following securities (collectively, the “T-Mobile USA Senior Secured Notes”) issued by T-Mobile USA, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, were outstanding as of March 31, 2022, including those that are not subject to reporting as provided by Regulation S-X Rule 13-01:

Description of Notes
3.500% senior secured notes due 2025
1.500% senior secured notes due 2026
3.750% senior secured notes due 2027
2.050% senior secured notes due 2028
2.400% senior secured notes due 2029
3.875% senior secured notes due 2030
2.250% senior secured notes due 2031
2.550% senior secured notes due 2031
2.700% senior secured notes due 2032
4.375% senior secured notes due 2040
3.000% senior secured notes due 2041
4.500% senior secured notes due 2050
3.300% senior secured notes due 2051
3.400% senior secured notes due 2052
3.600% senior secured notes due 2060

The following securities (collectively, the “Sprint Senior Notes”) issued by Sprint LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company, were outstanding as of March 31, 202, including those that may no longer be subject to reporting as provided by Regulation S-X Rule 13-01:

Description of Notes
7.875% senior notes due 2023
7.125% senior notes due 2024
7.625% senior notes due 2025
7.625% senior notes due 2026

The following securities (the “Sprint Communications Senior Notes”) issued by Sprint Communications LLC, a Kansas limited liability company and wholly-owned subsidiary of the Company, were outstanding as of March 31, 2022, including those that may no longer be subject to reporting as provided by Regulation S-X Rule 13-01:

Description of Notes
6.000% senior notes due 2022

The following securities (collectively, the “Sprint Capital Corporation Senior Notes”) issued by Sprint Capital Corporation, a Delaware corporation and wholly-owned subsidiary of the Company, were outstanding as of March 31, 2022, including those that may no longer be subject to reporting as provided by Regulation S-X Rule 13-01:

Description of Notes
6.875% senior notes due 2028
8.750% senior notes due 2032

The following securities (collectively, the “Sprint Spectrum Notes”) issued by Sprint Spectrum Co LLC (a Delaware limited liability company), Sprint Spectrum Co II LLC (a Delaware limited liability company), Sprint Spectrum Co III LLC (a Delaware limited liability company), each a wholly-owned subsidiary of the Company, were outstanding as of March 31, 2022, including those that may no longer be subject to reporting as provided by Regulation S-X Rule 13-01:

Description of Notes
4.738% Series 2018-1 A-1 Notes due 2025
5.152% Series 2018-1 A-2 Notes due 2028

Obligors

As of March 31, 2022, the obligors under the T-Mobile USA Senior Notes and the T-Mobile USA Senior Secured Notes consisted of the Company, as a guarantor, and its subsidiaries listed in the following table.

Name of Subsidiary	Jurisdiction of Organization	Obligor Type
American Telecasting of Green Bay, LLC	Delaware	Guarantor
American Telecasting of Redding, LLC	Delaware	Guarantor
American Telecasting of Seattle, LLC	Delaware	Guarantor
American Telecasting of Yuba City, LLC	Delaware	Guarantor
APC Realty and Equipment Company, LLC	Delaware	Guarantor
Assurance Wireless of South Carolina, LLC	Delaware	Guarantor
Assurance Wireless USA, L.P.	Delaware	Guarantor
ATI Sub, LLC	Delaware	Guarantor
Broadcast Cable, LLC	Delaware	Guarantor
Clear Wireless LLC	Nevada	Guarantor
Clearwire Communications LLC	Delaware	Guarantor
Clearwire Hawaii Partners Spectrum, LLC	Nevada	Guarantor
Clearwire IP Holdings LLC	New York	Guarantor
Clearwire Legacy LLC	Delaware	Guarantor
Clearwire Spectrum Holdings II LLC	Nevada	Guarantor
Clearwire Spectrum Holdings III LLC	Nevada	Guarantor
Clearwire Spectrum Holdings LLC	Nevada	Guarantor
Clearwire XOHM LLC	Delaware	Guarantor
Fixed Wireless Holdings, LLC	Delaware	Guarantor
IBSV LLC	Delaware	Guarantor
MetroPCS California, LLC	Delaware	Guarantor
MetroPCS Florida, LLC	Delaware	Guarantor
MetroPCS Georgia, LLC	Delaware	Guarantor
MetroPCS Massachusetts, LLC	Delaware	Guarantor
MetroPCS Michigan, LLC	Delaware	Guarantor
MetroPCS Nevada, LLC	Delaware	Guarantor
MetroPCS New York, LLC	Delaware	Guarantor
MetroPCS Pennsylvania, LLC	Delaware	Guarantor
MetroPCS Texas, LLC	Delaware	Guarantor
Nextel Retail Stores, LLC	Delaware	Guarantor
Nextel South Corp.	Georgia	Guarantor
Nextel Systems, LLC	Delaware	Guarantor
Nextel West Corp.	Delaware	Guarantor
NSAC, LLC	Delaware	Guarantor
PCTV Gold II, LLC	Delaware	Guarantor
People’s Choice TV of Houston, LLC	Delaware	Guarantor
PRWireless PR, LLC	Delaware	Guarantor

PushSpring, LLC	Delaware	Guarantor
SIHI New Zealand Holdco, Inc.	Kansas	Guarantor
Sprint Capital Corporation	Delaware	Guarantor*
Sprint Communications LLC	Kansas	Guarantor*
Sprint Communications Company L.P.	Delaware	Guarantor
Sprint Communications Company of New Hampshire, Inc.	New Hampshire	Guarantor
Sprint Communications Company of Virginia, Inc.	Virginia	Guarantor
Sprint International Communications Corporation	Delaware	Guarantor
Sprint International Holding, Inc.	Kansas	Guarantor
Sprint International Incorporated	Delaware	Guarantor
Sprint International Network Company LLC	Delaware	Guarantor
Sprint LLC	Delaware	Guarantor*
Sprint PCS Assets, L.L.C.	Delaware	Guarantor
Sprint Solutions, Inc.	Delaware	Guarantor
Sprint Spectrum LLC	Delaware	Guarantor
Sprint Spectrum Realty Company, LLC	Delaware	Guarantor
Sprint/United Management Company	Kansas	Guarantor
SprintCom LLC	Kansas	Guarantor
T-Mobile Central LLC	Delaware	Guarantor
T-Mobile Financial LLC	Delaware	Guarantor
T-Mobile Innovations LLC	Delaware	Guarantor
T-Mobile Leasing LLC	Delaware	Guarantor
T-Mobile License LLC	Delaware	Guarantor
T-Mobile Northeast LLC	Delaware	Guarantor
T-Mobile Puerto Rico Holdings LLC	Delaware	Guarantor
T-Mobile Puerto Rico LLC	Delaware	Guarantor
T-Mobile Resources LLC	Delaware	Guarantor
T-Mobile South LLC	Delaware	Guarantor
T-Mobile USA, Inc.	Delaware	Issuer
T-Mobile West LLC	Delaware	Guarantor
TDI Acquisition Sub, LLC	Delaware	Guarantor
TMUS International LLC	Delaware	Guarantor
Transworld Telecom II, LLC	Delaware	Guarantor
TVN Ventures LLC	Delaware	Guarantor
USST of Texas, Inc.	Texas	Guarantor
Utelcom LLC	Kansas	Guarantor
VMU GP, LLC	Delaware	Guarantor
WBS of America, LLC	Delaware	Guarantor
WBSY Licensing, LLC	Delaware	Guarantor
Wireline Leasing Co., Inc.	Delaware	Guarantor

* These guarantors provide an unsecured guarantee of the T-Mobile USA Senior Secured Notes.

As of March 31, 2022, the obligors under the Sprint Senior Notes consisted of the Company, as a guarantor; Sprint LLC (a Delaware limited liability company), as issuer and T-Mobile USA, Inc. (a Delaware corporation) and Sprint Communications LLC (a Kansas limited liability company) as guarantors.

As of March 31, 2022, the obligors under the Sprint Communications Senior Notes consisted of the Company, as a guarantor; Sprint Communications LLC (a Kansas limited liability company), as issuer and T-Mobile USA, Inc. (a Delaware corporation) and Sprint LLC (a Delaware limited liability company) as guarantors.

As of March 31, 2022, the obligors under the Sprint Capital Corporation Senior Notes consisted of the Company, as a guarantor; Sprint Capital Corporation (a Delaware corporation), as issuer and T-Mobile USA, Inc. (a Delaware corporation), Sprint LLC (a Delaware limited liability company) and Sprint Communications LLC (a Kansas limited liability company) as guarantors.

As of March 31, 2022, the obligors under the Sprint Spectrum Notes consisted of Sprint Spectrum Co LLC (a Delaware limited liability company), Sprint Spectrum Co II LLC (a Delaware limited liability company), Sprint Spectrum Co III LLC (a Delaware limited liability company), as co-issuers and Sprint Spectrum License Holder LLC (a Delaware limited liability company), Sprint Spectrum License Holder II LLC (a Delaware limited liability company), Sprint Spectrum License Holder III LLC (a Delaware limited liability company), Sprint Spectrum PledgeCo LLC (a Delaware limited liability company), Sprint Spectrum PledgeCo II LLC (a Delaware limited liability company) and Sprint Spectrum PledgeCo III LLC (a Delaware limited liability company) as guarantors.

Pledged Security Collateral

As of March 31, 2022, the obligations under the T-Mobile USA Senior Secured Notes were secured by pledges of the capital stock of the following affiliates of the Company.

Name of Issuer	Issuer Jurisdiction of Organization	Number of Shares Owned	Percent of Interest Owned	Percent of Interest Pledged
American Telecasting of Green Bay, LLC	Delaware	N/A	100%	100%
American Telecasting of Redding, LLC	Delaware	N/A	100%	100%
American Telecasting of Seattle, LLC	Delaware	N/A	100%	100%
American Telecasting of Yuba City, LLC	Delaware	N/A	100%	100%
APC Realty and Equipment Company, LLC	Delaware	N/A	100%	100%
Assurance Wireless of South Carolina, LLC	Delaware	N/A	100%	100%
Assurance Wireless USA, L.P.	Delaware	N/A	100%	100%
ATI Sub, LLC	Delaware	N/A	100%	100%
Broadcast Cable, LLC	Delaware	N/A	100%	100%
Clear Wireless LLC	Nevada	N/A	100%	100%
Clearwire Hawaii Partners Spectrum, LLC	Nevada	14,027,249 units	100%	100%
Clearwire IP Holdings LLC	New York	N/A	100%	100%
Clearwire Legacy LLC	Delaware	N/A	100%	100%
Clearwire Spectrum Holdings II LLC	Nevada	N/A	100%	100%
Clearwire Spectrum Holdings III LLC	Nevada	N/A	100%	100%
Clearwire Spectrum Holdings LLC	Nevada	N/A	100%	100%
Clearwire XOHM LLC	Delaware	N/A	100%	100%
Fixed Wireless Holdings, LLC	Delaware	N/A	100%	100%
IBSV LLC	Delaware	N/A	100%	100%
Metro PCS California, LLC	Delaware	N/A	100%	100%
MetroPCS Florida, LLC	Delaware	N/A	100%	100%
MetroPCS Georgia, LLC	Delaware	N/A	100%	100%
MetroPCS Massachusetts, LLC	Delaware	N/A	100%	100%
MetroPCS Michigan, LLC	Delaware	N/A	100%	100%
MetroPCS Nevada, LLC	Delaware	N/A	100%	100%
MetroPCS New York, LLC	Delaware	N/A	100%	100%
MetroPCS Pennsylvania, LLC	Delaware	N/A	100%	100%
MetroPCS Texas, LLC	Delaware	N/A	100%	100%
Nextel Retail Stores, LLC	Delaware	N/A	100%	100%
Nextel Systems, LLC	Delaware	N/A	100%	100%
NSAC, LLC	Delaware	N/A	100%	100%
PCTV Gold II, LLC	Delaware	N/A	100%	100%
People’s Choice TV of Houston, LLC	Delaware	N/A	100%	100%

PRWireless PR, LLC	Delaware	N/A	100%	100%
PushSpring, LLC	Delaware	N/A	100%	100%
SIHI Mexico S. de R.L. de C.V.	Mexico	N/A	100%	65%
SIHI New Zealand HoldCo, Inc.	Kansas	100	100%	100%
SIHI Scandinavia AB	Sweden	N/A	100%	65%
Sprint (Thailand) Limited	Thailand	N/A	100%	65%
Sprint Brasil Servicos de Telecomunicacoes Ltda.	Brazil	N/A	100%	65%
Sprint Communications Company L.P.	Delaware	N/A	100%	4.94%
Sprint Communications Company of New Hampshire, Inc.	New Hampshire	1,000	100%	100%
Sprint Communications Company of Virginia, Inc.	Virginia	100,000	100%	100%
Sprint LLC	Delaware	N/A	100%	100%
Sprint Hong Kong Limited	Hong Kong	None	100%	65%
Sprint International Argentina SRL	Argentina	None	100%	65%
Sprint International Australia Pty. Limited	Australia	None	100%	65%
Sprint International Austria GmbH	Austria	None	100%	65%
Sprint International Chile Limitada	Chile	N/A	100%	65%
Sprint International Colombia Ltda.	Colombia	N/A	100%	65%
Sprint International Communications Canada ULC	Canada	N/A	100%	65%
Sprint International Communications Corporation	Delaware	268,641	100%	100%
Sprint International Communications Singapore Pte. Ltd.	Singapore	N/A	100%	65%
Sprint International Czech Republic S.R.O.	Czech Republic	N/A	100%	65%
Sprint International do Brasil Ltda.	Brazil	N/A	100%	65%
Sprint International Hungary Korlátolt Felelősségű Társaság	Hungary	N/A	100%	65%
Sprint International Japan Corp.	Japan	N/A	100%	65%
Sprint International Korea	Korea	N/A	100%	65%
Sprint International Network Company LLC	Delaware	N/A	100%	100%
Sprint International New Zealand	New Zealand	N/A	100%	65%
Sprint International Norway AS	Norway	N/A	100%	65%
Sprint International Spain, S.L.	Spain	N/A	100%	65%
Sprint International Taiwan Limited	Taiwan	N/A	100%	65%
Sprint PCS Assets, L.L.C.	Delaware	N/A	100%	100%
Sprint Spectrum Depositor II LLC	Delaware	N/A	100%	100%
Sprint Spectrum Depositor III LLC	Delaware	N/A	100%	100%
Sprint Spectrum Depositor LLC	Delaware	N/A	100%	100%
Sprint Spectrum LLC	Delaware	N/A	100%	100%
Sprint Spectrum Realty Company, LLC	Delaware	N/A	100%	100%
Sprint Telecom India Private Limited	India	N/A	100%	65%
SprintLink Belgium BV	Belgium	N/A	100%	65%
SprintLink Denmark ApS	Denmark	N/A	100%	65%
SprintLink France SAS	France	N/A	100%	65%
SprintLink Germany GmbH	Germany	N/A	100%	65%

Sprintlink India Private Limited	India	N/A	100%	65%
SprintLink International (Switzerland) GmbH	Switzerland	N/A	100%	65%
Sprintlink International Malaysia SDN. BHD.	Malaysia	N/A	100%	65%
SprintLink International Philippines, Inc.	Philippines	N/A	100%	65%
SprintLink Ireland Limited	Ireland	N/A	100%	65%
SprintLink Italy S.r.l.	Italy	N/A	100%	65%
SprintLink Netherlands B.V.	Netherlands	N/A	100%	65%
Sprintlink Poland sp.z o.o	Poland	N/A	100%	65%
SprintLink UK Limited	United Kingdom	N/A	100%	65%
TDI Acquisition Sub, LLC	Delaware	N/A	100%	100%
TVN Ventures LLC	Delaware	N/A	100%	100%
T-Mobile Central LLC	Delaware	N/A	100%	100%
T-Mobile Financial LLC	Delaware	N/A	100%	100%
T-Mobile Leasing LLC	Delaware	N/A	100%	100%
T-Mobile License LLC	Delaware	N/A	100%	100%
T-Mobile Northeast LLC	Delaware	N/A	100%	100%
T-Mobile Puerto Rico Holdings LLC	Delaware	N/A	100%	100%
T-Mobile Puerto Rico LLC	Delaware	N/A	100%	100%
T-Mobile Resources LLC	Delaware	N/A	100%	100%
T-Mobile South LLC	Delaware	N/A	100%	100%
T-Mobile USA, Inc.	Delaware	1,000	100%	100%
T-Mobile West LLC	Delaware	N/A	100%	100%
TMUS International LLC	Delaware	N/A	100%	100%
Transworld Telecom II, LLC	Delaware	N/A	100%	100%
USST of Texas, Inc.	Texas	1,000	100%	100%
VMU GP, LLC	Delaware	N/A	100%	100%
WBS of America, LLC	Delaware	N/A	100%	100%
WBSY Licensing, LLC	Delaware	N/A	100%	100%
Wireline Leasing Co., Inc.	Delaware	N/A	100%	4.94%